Exhibit 21.1

                         SENIOR HOUSING PROPERTIES TRUST
                         SUBSIDIARIES OF THE REGISTRANT



HRES1 Properties Trust (Maryland)
HRES2 Properties Trust (Maryland)
SHOPCO-AZ, LLC (Delaware)
SHOPCO-CA, LLC (Delaware)
SHOPCO-COLORADO, LLC (Delaware)
SHOPCO-CT, LLC (Delaware)
SHOPCO-GA, LLC (Delaware)
SHOPCO-IA, LLC (Delaware)
SHOPCO-KS, LLC (Delaware)
SHOPCO-LA, LLC (Delaware)
SHOPCO-MA, LLC (Delaware)
SHOPCO-MI, LLC (Delaware)
SHOPCO-MO, LLC (Delaware)
SHOPCO-NC, LLC (Delaware)
SHOPCO-NE, LLC (Delaware)
SHOPCO-PA, LLC (Delaware)
       (Doing business as SHOPCO-PENNSYLVANIA, LLC in Pennsylvania) SHOPCO-SD, LLC (Delaware)
SHOPCO-WI, LLC (Delaware)
SHOPCO-WY, LLC (Delaware)
SNH-IOWA, INC. (Delaware)
SNH-MASSACHUSETTS, INC. (Delaware)
        (Doing business as MASSACHUSETTS-SNH, INC. in Massachusetts) SNH-MICHIGAN, INC. (Delaware)
SNH-NEBRASKA, INC. (Delaware)
SPTBROOK Properties Trust (Maryland)
SPTGEN Properties Trust (Maryland)
SPTIHS Properties Trust (Maryland)
SPTMISC Properties Trust (Maryland)
SPTMNR Properties Trust (Maryland)
SPTMRT Properties Trust (Maryland)
SPTSUN Properties Trust (Maryland)
SPTSUN II Properties Trust (Maryland)